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                                                                   EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-91563 for Morgan Stanley Dean Witter Charter Graham L.P., Pre-Effective Amendment No. 1 to Registration Statement No. 333-91569 for Morgan Stanley Dean Witter Charter Millburn L.P., and Pre-Effective Amendment No. 1 to Registration Statement No. 333-91567 for Morgan Stanley Dean Witter Charter Welton L.P., (collectively, the "Partnerships") of our report dated February 14, 2000 relating to the statements of financial condition of the Partnerships as of December 31, 1999 and the related statements of operations, changes in partners' capital and cash flows for the period from March 1, 1999 (commencement of operations) to December 31, 1999. We also consent to the use of our report dated January 21, 2000 relating to the statements of financial condition of Demeter Management Corporation as of November 30, 1999 and 1998 appearing in the Prospectus, which is part of such Registration Statements, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

New York, New York
March 17, 2000